UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)   April 26, 2012

OphthaliX Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-52545	88-0445167
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1656 Reunion Avenue, Suite 250, South Jordan, UT	84095
(Address of Principal Executive Offices)	(Zip Code)

123 West Nye Lane, Suite 129, Carson City, NV 89706
(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code:  +(972) 36133372

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       .   Written communications pursuant to Rule 425 under the Securities Act

       .   Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       .   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       .   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01

Other Events

2012 Annual Shareholders’ Meeting

On April 26, 2012, the Board of Directors of OphthaliX Inc. (the “Company”) approved holding the Annual Shareholders' Meeting at 8:00 am local time on May 30, 2012, at 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095.

At the meeting, the Company will elect four directors, ratify the appointment of the Company’s independent registered public accounting firm for its fiscal year ending December 31, 2012, and conduct such other business as may properly come before the annual meeting.  The Company’s current directors have been nominated. The Company’s shareholders of record at the close of business April 27, 2012, will receive notice of the annual meeting. Such notice will include the Company's 2012 Information Statement and 2011 annual report on Form 10-K, filed with the SEC on March 30, 2012.

Rule 14a-8 Proposal Deadline

Because there was no Annual Shareholders’ Meeting during 2011, in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, shareholder proposals for inclusion in the proxy or related materials for the meeting must be delivered to, or mailed to and received by the Corporate Secretary, OphthaliX Inc., 12 Abba Hillel Silver Road, Ramat Gan, Israel 52506, on or before May 4, 2012.  Shareholder proposals must comply with the requirements of Rule 14a-8, and may be omitted otherwise.

Change in Principal Executive Offices

On April 26, 2012, the Board of Directors approved changing the address of our principal executive offices to 1656 Reunion Avenue, Suite 250, South Jordan, Utah 84095

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OphthaliX Inc.

Date:  April 27, 2012

By /s/ Pnina Fishman

     Pnina Fishman, Chief Executive Officer

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